                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
               10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                 and U76218 AB 9

                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED JANUARY 23, 2004
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes dues 2010 and/or 10 7/8% senior subordinated notes due 2012.

                                                           Senior Notes                           Senior Subordinated Notes
                                               -------------------------------------       -------------------------------------
Name of Selling Security Holder                                                            Principal Amount     Principal Amount
                                               Principal Amount     Principal Amount          of Senior            of Senior
                                                  of Senior             of Senior            Subordinated         Subordinated
                                                 Notes Owned          Notes Offered           Notes Owned         Notes Offered
-------------------------------------------------------------------------------------------------------------------------------
Adagio Fund ..........................                  --                    --              $  100,000            $  100,000
Andante Fund, LP. ....................                  --                    --                 900,000               900,000
Banc of America Securities ...........            $1,208,000            $1,208,000             4,011,000             4,011,000
Credit Suisse First Boston LLC .......                  --                    --                 240,000               240,000
Lehman Brothers Inc. .................             2,000,000             2,000,000             8,000,000             8,000,000